EXHIBIT 10.5
CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement and Release, including the exhibit thereto (“Agreement”), is made by and between the plaintiffs identified in Exhibit A (“Settling Plaintiffs”) and PacifiCorp d/b/a Pacific Power (“Pacific Power”), and collectively with Settling Plaintiffs, the “Parties.” Settling Plaintiffs and Pacific Power enter into this Agreement to formally resolve any and all claims between Settling Plaintiffs and Pacific Power for damages relating to Settling Plaintiffs’ claims asserted in the cases identified in Exhibit A, hereinafter referred to as the “Actions.”1

RECITALS
A.The Actions arise from the Northern California wildfire known as the Slater Fire (the “Fire”), which ignited on September 7, 2020. The Settling Plaintiffs have alleged that electric facilities owned and operated by Pacific Power caused or contributed to the ignition of the Fire, and as a result, the Settling Plaintiffs suffered damages.
B.This Agreement is entered into solely for purposes of compromise. The Parties expressly agree and acknowledge that neither this Agreement nor any act performed hereunder is, or may be deemed, an admission or evidence of the validity or invalidity of any allegations or claims of the Settling Plaintiffs and Pacific Power, nor is this Agreement or any act performed hereunder to be construed as an admission or evidence of any wrongdoing, fault, omission or liability on the part of Pacific Power. This is a settlement of a disputed matter, and Pacific Power specifically and expressly denies any fault or liability to the Settling Plaintiffs or any other party with respect to the Fire.

1 The Actions have been coordinated in the proceeding Hillman, Case No. 34-2021-00293621, and Lemon, Case No. 34-2022-00326300, Superior Court of the State of California, County of Sacramento.

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C.The Parties agree that Settling Plaintiffs are not entitled to double recovery for their own damages when an insurance carrier becomes subrogated to the claim of the Settling Plaintiffs against Pacific Power, nor should Pacific Power have to pay twice for the same damages.
D.Settling Plaintiffs intend that this Agreement resolves any and all claims and disputes between them and Pacific Power alleged in the Actions and provides for consideration in full settlement and discharge of all disputes, rights, claims, and causes of action which are, or might have been, brought by Settling Plaintiffs against Pacific Power arising from the Fire.
The Parties hereby agree as follows:
AGREEMENT
1.INCORPORATION OF RECITALS. Each of the Recitals set forth above is incorporated by reference into this Agreement.
2.PAYMENT. In consideration for the release set forth herein, and in consideration of the rights and obligations created by this Agreement, Pacific Power shall pay each Settling Plaintiff the amount identified in the attached Exhibit A pertaining to that plaintiff (the “Settlement Amount”). The Settlement Amount shall be made payable to Caine Fox Sieglock Client Trust Account. The Settlement Amount will be paid within 30 days of Pacific Power’s receipt of this fully executed Agreement, provided, however, that payment shall be made no earlier than seven (7) business days after delivery of the executed Request for Dismissal to counsel for Pacific Power, as set forth in Paragraph 3, below.
3.DISMISSAL OF ACTIONS. Within five (5) days of the Effective Date, Settling Plaintiffs will provide dismissals with prejudice of their claims against Pacific Power in the above-described Actions, together with an executed copy of this Agreement, to counsel for

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Pacific Power, at [XXX] The dismissals are to be held in trust and may not be distributed or filed until and unless the Settlement Amount has been sent to counsel for Settling Plaintiffs. Within five (5) days of when the Settlement Amount has been sent to counsel for Settling Plaintiffs, Settling Plaintiffs will file the aforementioned dismissals with prejudice of their claims against Pacific Power in the above-described Actions.
4.LEGAL FEES AND COSTS. The Parties acknowledge and agree that they will bear their own costs, expenses and attorneys’ fees arising out of and/or connected with the Settling Plaintiffs’ claims in the Actions, the negotiation, drafting and execution of this Agreement, and all matters arising out of or connected therewith. This includes but is not limited to any assessments of fees, costs, or expenses ordered by the Court for the common benefit of plaintiffs or plaintiffs’ counsel in the Actions.
5.LIENS AND TAX LIABILITY. The Settling Plaintiffs shall defend and indemnify Pacific Power, together with its respective successors, assigns, agents, representatives, shareholders, officers, directors, partners, managers, employees, former employees, sureties, insurers, administrators, trustees, members, principals, beneficiaries, and all persons, firms, associations, parents, subsidiaries, and/or corporations connected with it, and each of them, against any and all liens, subrogation claims, and other rights that may be asserted by any person against the Settlement Amount or against any recovery by the Settling Plaintiffs.
The Settling Plaintiffs and their attorneys shall have the sole responsibility for the division and distribution of the Settlement Amount to and among them. The Settling Plaintiffs and their counsel of record agree to indemnify, defend, and hold Pacific Power harmless from any and all claims, demands, causes of action, or disputes of any kind or nature related to the allocation or distribution of the Settlement Amount to and among them.

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The Settling Plaintiffs are responsible for any and all tax liability that does or may result from the amount paid in settlement of the Settling Plaintiffs’ claims in the Actions. The Settling Plaintiffs acknowledge and agree that Pacific Power has made no representations as to the taxability of the amount paid in settlement of the Settling Plaintiffs’ claims in the Actions. The Settling Plaintiffs agree to hold Pacific Power harmless from any and all claims and penalties relating to or resulting from any claim that Pacific Power should have withheld any sums from the amount paid in settlement of the Settling Plaintiffs’ claims in the Actions. The Settling Plaintiffs further agree not to seek or make any claim or claims against Pacific Power for contribution, indemnity, compensation, recompense, damages, costs, or penalties if a determination is made that the Settlement Amount or any portion thereof should not have been treated as non-taxable. In addition, the Settling Plaintiffs understand and agree that Pacific Power has no duty to defend against any claim or assertion that the Settlement Amount or any portion thereof should be treated as taxable income, nor any obligation to appeal any determination that said sum or any portion thereof should be treated as taxable income.
6.RELEASE OF CLAIMS. In consideration of the full and timely performance of all terms and conditions as set forth in this Agreement, the Settling Plaintiffs and their respective heirs, successors, assigns, family members, agents, representatives, parents, subsidiaries, shareholders, officers, directors, partners, managers, employees, former employees, sureties, administrators, trustees, members, principals, and beneficiaries hereby fully and forever waive, relinquish, release and discharge Pacific Power and its respective successors, assigns, agents, representatives, shareholders, officers, directors, partners, managers, employees, former employees, sureties, insurers, administrators, trustees, members, principals, beneficiaries, and all persons, firms, associations, parents, subsidiaries, and/or corporations connected with it, and each of them, from any and all claims, demands, controversies, losses, damages, actions, causes of action, debts, liabilities, costs and expenses (including, without limitation, attorneys’ fees, experts’ fees, consultant’s fees, and court costs), liens and obligations of every kind or nature whatsoever, in law or equity, in contract,

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tort or otherwise, anticipated or unanticipated, direct or indirect, fixed or contingent, which may presently exist or may hereinafter arise or become known to arise out of, be caused by, or be incurred in connection with the Settling Plaintiffs’ claims in the Actions.
7.CIVIL CODE § 1542; CHANGED FACTS. It is the intention of the Settling Plaintiffs that this Agreement shall constitute a full and final accord and satisfaction as to the matters encompassed in the release set forth in paragraph 6, and a bar to entry of judgment on the Settling Plaintiffs’ claims in the Actions, as well as a bar to any and all other actions, causes of action, obligations, costs, expenses, attorneys’ fees, damages, losses, claims, liabilities, and demands of whatever nature, character or kind, known or unknown, suspected or unsuspected, by the Settling Plaintiffs against Pacific Power arising out of, directly or indirectly, or connected with the Fire or the Settling Plaintiffs’ claims in the Actions. The Parties acknowledge that they are fully familiar with the facts and assumptions giving rise to this Agreement, but agree that this Agreement shall remain fully effective and binding as to each of them even if the facts or assumptions turn out to be different from what they now believe them to be. In addition, the Parties acknowledge that they are familiar with and understand and expressly waive Section 1542 of the Civil Code of the State of California, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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Nothing in this Civil Code waiver will prevent Settling Plaintiffs from asserting their rights to enforce this Agreement.
8.GOOD FAITH. The Parties agree that the settlement embodied in this Agreement is made in good faith, is the subject of arm’s length negotiations, and the consideration supporting the Agreement is fair and appropriate.
9.COMPROMISE. The Parties agree that this Agreement represents a resolution of disputed liability and neither the terms of this Agreement nor any payments described will be used or construed as an admission of liability as to the matters described herein.
10.ENFORCEABILITY OF AGREEMENT. This Agreement is intended by the Parties to be a settlement agreement binding and enforceable by Settling Plaintiffs and Pacific Power within the meaning of California Code of Civil Procedure Section 664.6. In the event of a dispute arising out of the effect or enforcement of this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs actually incurred in relation to resolving the dispute. Determination of whether the fees and costs were reasonable and incurred, as well as the appropriate apportionment of any such fees and costs, shall be left to the sole discretion of the Court or any arbitrator appointed upon the agreement of the Parties.
11.BINDING EFFECT. The terms of this Agreement are binding upon the heirs, successors, and assigns of the undersigned Parties.
12.WARRANTY. Settling Plaintiffs represent and warrant that they are the owners of the property that is the subject of the Settling Plaintiffs’ claims in the Actions and that no other person or entity has any rights, title, or interest in or to the property that is the subject of the Settling Plaintiffs’ claims in the Actions. Settling Plaintiffs further represent and warrant that they have not, by operation of law or otherwise, heretofore assigned or otherwise transferred, or attempted to assign or transfer, any claim or claims against Pacific Power.

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Settling Plaintiffs agree to indemnify and hold Pacific Power harmless for any legally valid claim, demand, right, damage, debt, liability, account, action, cause of action, cost or expense, including attorneys’ fees actually paid or incurred, arising out of or in any way connected with any such claim relating to the property that is the subject of Settling Plaintiffs’ claims in the Actions, if known to the Settling Plaintiffs or of which the Settling Plaintiffs, as owners, residents, and/or occupants of the property, should reasonably have been aware based on the legal occupation or presence of such other persons and/or their personal property, except, of course, for claims by any such persons that have already been asserted against Pacific Power or of which Pacific Power has already been put on notice.
13.NO OTHER INSURANCE CLAIMS. Each of the Settling Plaintiffs warrants and represents that (i) s/he has not submitted any claim or demand for the property, damages, and/or loss that is the subject of the Actions to any insurance company (“Insurer”), or (ii) if s/he has submitted any claim or demand to an Insurer relating to the property, damages, and/or loss that is the subject of the Actions, that any and all such claims are closed or will be deemed closed upon settlement with Pacific Power.
Each of the Settling Plaintiffs further represents and warrants that s/he has not made any undisclosed claims or demands for payment to an Insurer relating to the property, damages, and/or loss that is the subject of the Actions that are currently open or pending and have not been paid as of the mediation date in Exhibit A. Each of the Settling Plaintiffs also covenants and agrees that s/he will not make any such claims or demands for payment to an Insurer after the mediation date in Exhibit A. If a Settling Plaintiff made or makes any such claim or demand for payment to an Insurer after the mediation date in Exhibit A in breach of the foregoing covenant and agreement, or an Insurer pays monies on any such claim or demand, the amount of such payment shall be deducted from the Settlement Amount. If a Settling Plaintiff makes any such claim or demand

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for payment to an Insurer after Pacific Power has paid the Settlement Amount as provided in paragraph 2 of this Agreement in breach of the foregoing covenant and agreement, or an Insurer pays monies on any such claim or demand, such Settling Plaintiff shall indemnify, reimburse, and hold harmless Pacific Power against any subrogation claim by Insurer as a result of such claim or demand.
Each of the Settling Plaintiffs authorizes Pacific Power to (i) inform his/her Insurer of this Agreement, consistent with the confidentiality provisions of paragraph 14, and (ii) direct the Insurer to close Settling Plaintiffs’ claims, if any, and to cease any further payments to the Settling Plaintiffs on such claims.
14.CONFIDENTIALITY. The fact that this matter settled and did so with no admission of liability is not confidential. However, the Parties and their counsel expressly agree that, except as set forth herein, they will keep the terms and conditions of this Agreement strictly confidential, and that such confidentiality is of the essence to and is a material term of this Agreement. And except for the Parties’ respective parent or holding companies (including each of their officers and board members), regulators (including, but not limited to, the California Public Utilities Commission (“CPUC”) and Oregon Public Utilities Commission (“OPUC”)), auditors, attorneys, accountants, insurers, reinsurers, reinsurance intermediaries, tax preparers, business managers, financial advisers, and/or bookkeepers, the Parties and their counsel agree not to disclose, divulge, publish, broadcast or state to any third party individual or entity the terms and conditions of this Agreement.
Nothing herein will prohibit the Parties or their counsel from disclosing: (a) as required by applicable laws, including tax and securities laws; (b) as required by Court order; (c) as required by an order, ruling, or rule by the CPUC, OPUC, or an Administrative Law Judge; (d) in any action or proceeding (including arbitration) where the existence or terms of this Agreement are at issue or for the purpose of enforcing this Agreement; or (e) by written agreement of the

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Parties. In the event that a Court or regulatory agency issues a subpoena, court order, or other valid legal process, the receiving Party or its counsel will give immediate notice to the other Party or Parties, identifying the subpoena, court order, or other valid legal process and the time in which production or disclosure is required.
Notice pursuant to this paragraph shall be provided, in writing, as follows: If to Settling Defendant:
PacifiCorp
Office of the General Counsel 1407 W. North Temple
Suit 320
Salt Lake City, Utah 84117 If to Settling Plaintiff:
Fox Law, APC Attention: Dave Fox
201 Lomas Santa Fe Drive, Suite 420 Solana Beach, CA 92075

Such notice shall include full and complete copies of any subpoena or papers served on and/or provided to the Parties purporting to seek or require disclosure of information as to this Agreement, or any of its terms, and shall be made by hand delivery, or by Federal Express or other overnight courier.
15.ENTIRE AGREEMENT; AMENDMENT. This Agreement represents and contains the entire understanding of the Parties. There are no representations, covenants, or undertakings other than those expressly set forth in this Agreement. The Parties acknowledge that no party, nor any agent or attorney of any party, has made any promise, representation, or warranty whatsoever, express or implied, not contained in this Agreement to induce the Parties to execute this Agreement. The Parties and each of them acknowledge that they have not executed this Agreement in reliance on any promise, representation, or warranty not specifically contained in this Agreement. Each of the Parties further represents and declares that it, acting through its representatives, has carefully read this Agreement

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and knows its contents, and has signed this Agreement freely and voluntarily. This Agreement supersedes any and all prior oral or written agreements, representations and understandings concerning the subject matter of this Agreement. No representation, warranty, condition, understanding, or agreement of any kind concerning the subject matter of this Agreement shall be relied upon unless set forth in this Agreement. This Agreement may not be modified or amended except by an express written agreement signed by the Parties hereto that are affected by the change. No waiver shall be binding unless executed in writing by the Party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, nor shall any waiver constitute a continuing waiver.
16.PREPARATION OF AGREEMENT; CONSTRUCTION; HEADINGS. This Agreement is the product of negotiation and preparation by and among the Parties and their respective attorneys. This Agreement shall not be deemed prepared or drafted by one party or another, or its attorneys, and will be construed accordingly. The section headings in this Agreement are for convenience of reference only, will not be deemed a part of this Agreement, and will in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Agreement.
17.AUTHORITY. Each signatory hereto warrants and represents that he or she is competent and authorized to enter into this Agreement on behalf of the party for whom he or she signs. This Agreement is freely and voluntarily entered into and executed upon the advice of Parties’ respective counsel.
18.SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall in no way be impaired or invalidated, and the Parties agree to

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substitute for the invalid or unenforceable provision a valid and enforceable provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision, provided that in the event that any of the paragraphs 2 through 6 above are held to be invalid or unenforceable, the Agreement shall be terminable by either party.
19.COUNTERPARTS AND EXECUTION BY FACSIMILE. This Agreement may be executed in separate original counterparts that together shall form one binding Agreement. The Parties agree that facsimile, scanned, or electronic signatures shall suffice and be binding on them with respect to the execution of this Agreement.
20.EFFECTIVE DATE. This Agreement shall become effective upon the date the Agreement is fully executed by the Parties and their counsel.
21.FURTHER ASSURANCES. The Parties shall perform any further acts, and execute and deliver any documents that may be reasonably necessary to carry out the intent of this Agreement.
22.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of California without reference to conflict of laws principles. Any disputes under this Agreement shall be brought in the state courts of Los Angeles County, California, and the Parties hereby consent to the personal jurisdiction and venue of these courts.
BY SIGNING BELOW, THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE TERMS OF THIS AGREEMENT AND EXPRESSLY CONSENT THERETO. THE PARTIES FURTHER

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ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO SEEK ADVICE OF COUNSEL, AND ENTER INTO THIS AGREEMENT HAVING RECEIVED SUCH ADVICE.

DATED:		For Defendants
PACIFIC POWER

By:
Karen Kruse
Vice President and General Counsel

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DATED:	By:
[Plaintiff Household Member #1]

DATED:	By:
[Plaintiff Household Member #2, etc.]

EXHIBIT A

Settling Plaintiff(s): [All members of Plaintiff Household]
Loss Address: [Loss address]
Actions: [Action(s)]
Method of Payment: The Settlement Amount shall be made by wire transfer to Caine Fox Sieglock Client Trust Account:

Account Holder	[XXX]
Bank Name	[XXX]
Bank ABA	[XXX]
Bank Account	[XXX]
Taxpayer ID	[XXX]
Settlement Amount: [Amount]
Effective Date: June     , 2024